UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): December 21, 2018

ULTRA PETROLEUM CORP.

(Exact Name of Registrant as Specified in its Charter)

Yukon, Canada	001-33614	N/A
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

116 Inverness Drive East, Suite 400

Englewood, Colorado 80112

(Address of Principal Executive Offices) (Zip Code)

303-708-9740

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Exchange Agreement

As previously disclosed, on December 17, 2018, Ultra Petroleum Corp. (the “Company”) and its subsidiaries entered into an Exchange Agreement (the “Exchange Agreement”) pursuant to which the holders named therein (the “Supporting Noteholders”) agreed to exchange (i) approximately $505 million aggregate principal amount, or 72.1%, of the 6.875% Senior Notes due 2022 (the “2022 Notes”) and (ii) $275.0 million aggregate principal amount, or 55%, of the 7.125% Senior Notes due 2025 (the “2025 Notes” and, together with the 2022 Notes, the “Old Notes”) of Ultra Resources, Inc., a Delaware corporation (“Ultra Resources”), a wholly owned subsidiary of the Company, for (a) approximately $545 million aggregate principal amount of new 9.00% Cash / 2.00% PIK Senior Secured Second Lien Notes due July 2024 of Ultra Resources (the “New Notes”) and (b) an aggregate of 10,919,499 new warrants of the Company each entitling the holder thereof to purchase one common share of the Company (each a “Warrant” and, collectively, the “Warrants”). The exchange of the Old Notes for the New Notes and the Warrants, referred to herein as the “Exchange Transaction,” was completed as of December 21, 2018 (the “Closing Date”).

As of the Closing Date, pursuant to the terms of the Exchange Agreement, each Supporting Noteholder received (x) for each $1,000 aggregate principal amount of 2022 Notes validly exchanged by such Supporting Noteholder, (i) $720 aggregate principal amount of New Notes issued by Ultra Resources and (ii) 14.0 Warrants issued by the Company, and (y) for each $1,000 aggregate principal amount of 2025 Notes validly exchanged by such Supporting Noteholder, (i) $660 aggregate principal amount of New Notes issued by Ultra Resources and (ii) 14.0 Warrants issued by the Company.

The New Notes and the Warrants issued in the Exchange Transaction were offered and sold pursuant to the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). This offer was made by the Company to a limited number of persons, each of which is an accredited investor (within the meaning of Rule 501 promulgated under the Securities Act). The Company did not receive any cash proceeds from the issuance of the New Notes or the Warrants in the Exchange Transaction.

The foregoing description of the Exchange Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Exchange Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference in this Item 1.01.

Second Lien Notes and Indenture

As of the Closing Date, in connection with the consummation of the Exchange Transaction, Ultra Resources issued New Notes with an aggregate principal amount of approximately $545 million. The terms of the New Notes include those stated in the Indenture, dated as of the Closing Date (the “Indenture”), among Ultra Resources, as issuer, the Company and its other subsidiaries, as guarantors, and Wilmington Trust, National Association, as trustee and collateral agent (the “Trustee”).

The New Notes are senior secured obligations of Ultra Resources and rank senior in right of payment to all of its existing and future unsecured senior debt, to the extent of the value of the collateral to be pledged under the Indenture and related collateral arrangements, and senior in right of payment to all of its future subordinated debt, and junior in right of payment to all of its existing and future secured debt of senior priority, to the extent of the value of the collateral pledged thereby. The New Notes are secured by second priority security interests in substantially all assets of the Company. Payment by Ultra Resources of all amounts due on or in respect of the New Notes and the performance of Ultra Resources under the Indenture are initially guaranteed by the Company.

The New Notes will mature on July 12, 2024. Interest on the New Notes will accrue at (i) an annual rate of 9.00% payable in cash and (ii) an annual rate of 2.00% payable in kind (“PIK”). The interest payment dates for the New Notes are January 15 and July 15 of each year, commencing on July 15, 2019.

Prior to December 21, 2021, Ultra Resources may, at any time or from time to time, redeem in the aggregate up to 35% of the aggregate principal amount of the New Notes in an amount no greater than the net cash proceeds of certain equity offerings at a redemption price of 111.000% of the principal amount of the New Notes, plus accrued and unpaid interest (including PIK interest), if any, to the date of redemption, if at least 65% of the original principal amount of the New Notes remains outstanding and the redemption occurs within 180 days of the closing of such equity offering. In addition, before December 21, 2019, Ultra Resources may redeem all or a part of the New Notes at a redemption price equal to the sum of (i) the principal amount thereof, plus (ii) a make-whole premium at the redemption date, plus accrued and unpaid interest (including PIK interest), if any, to the redemption date. In addition, on or after December 21, 2021, Ultra Resources may redeem all or a part of the New Notes at redemption prices (expressed as percentages of principal amount) equal to 105.500% for the twelve-month period beginning on December 21, 2021, 102.750% for the twelve-month period beginning December 21, 2022, and 100.000% for the twelve-month period beginning December 21, 2023 and at any time thereafter, plus accrued and unpaid interest (including PIK interest), if any, to the applicable redemption date on the New Notes.

If Ultra Resources experiences certain change of control triggering events set forth in the Indenture, each holder of the New Notes may require the Issuer to repurchase all or a portion of its Notes for cash at a price equal to 101% of the aggregate principal amount of such Notes, plus any accrued but unpaid interest (including PIK interest) to the date of repurchase.

The Indenture contains customary covenants that restrict the ability of Ultra Resources and the guarantors and certain of its subsidiaries to: (i) sell assets and subsidiary equity; (ii) incur or redeem indebtedness; (iii) create or incur certain liens; (iv) enter into affiliate agreements; (v) pay cash dividends, (vi) change the nature of its business or operations, (vii) make certain types of investments, (ix) enter into agreements that restrict distributions from certain restricted subsidiaries and the consummation of mergers and consolidations; (x) consolidate, merge or transfer all or substantially all of the assets of the Company or any Restricted Subsidiary (as defined in the Indenture); and (xi) create unrestricted and foreign subsidiaries. The covenants in the Indenture are subject to important exceptions and qualifications. Subject to conditions, the Indenture provides that the Company and its subsidiaries will no longer be subject to certain covenants when the New Notes receive investment grade ratings from any two of S&P Global Ratings, Moody’s Investors Service, Inc., and Fitch Ratings, Inc.

The Indenture contains customary events of default (each, an “Event of Default”). Unless otherwise noted in the Indenture, upon a continuing Event of Default, the Trustee, by notice to the Company, or the holders of at least 25% in principal amount of the then outstanding Notes, by notice to the Company and the Trustee, may declare the New Notes immediately due and payable, except that an Event of Default resulting from entry into a bankruptcy, insolvency or reorganization with respect to the Company, any Significant Subsidiary (as defined in the Indenture) or group of Restricted Subsidiaries (as defined in the Indenture), that taken together would constitute a Significant Subsidiary, will automatically cause the New Notes to become due and payable.

The foregoing description of the Indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Indenture, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference in this Item 1.01.

Supplemental Indenture to Unsecured Indenture

On the Closing Date, following receipt of the requisite consents of the Supporting Holders pursuant to the Exchange Agreement, Ultra Resources, the Company and its other subsidiaries, as guarantors, and Wilmington Trust, National Association, as trustee, entered into the First Supplemental Indenture (the “Supplemental Indenture”) to the Indenture dated April 12, 2017, among Ultra Resources, the Company, the subsidiary guarantors party thereto and Wilmington Trust, National Association, as trustee (the “Unsecured Indenture”). Pursuant to the Supplemental Indenture, the parties amended the Unsecured Indenture to, among other things, eliminate or amend substantially all of the restrictive covenants contained in the Indenture governing the Old Notes, other than those relating to the payment of principal and interest. The Supplemental Indenture is binding on all Old Notes that remain outstanding.

The foregoing description of the Supplemental Indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Supplemental Indenture, which is filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated by reference in this Item 1.01.

Warrant Agreement

On the Closing Date, in connection with the consummation of the Exchange Transaction, the Company entered into a Warrant Agreement (the “Warrant Agreement”), between the Company, Computershare Inc. and Computershare Trust Company, N.A., which provided for the Company’s issuance of up to an aggregate of 10,919,499 Warrants in accordance with the terms of the Exchange Agreement and the Warrant Agreement.

The Warrants are initially exercisable for one common share of the Company, no par value (the “Common Shares”), per Warrant at an initial exercise price of $0.01 per Warrant (the “Exercise Price”). No Warrants will be exercisable until the date on which the volume-weighted average price of the Common Shares is at least $2.50 per Common Share for 30 consecutive trading days (the “Trading Price Condition”). Subject to the Trading Price Condition, the Warrants are exercisable at the option of the holders thereof from the Closing Date until 5:00 p.m., New York City time, on July 14, 2025, at which time all unexercised Warrants will expire and the rights of the holders of such Warrants to purchase Common Shares will terminate. In the aggregate, if all Warrants are exercised, total shareholder dilution will be approximately 6% based on 197,053,583 Common Shares outstanding as of October 25, 2018.

Pursuant to the Warrant Agreement, no holder of a Warrant, by virtue of holding or having a beneficial interest in a Warrant, will have the right to vote, consent, receive dividends, receive notice as shareholders with respect to any meeting of shareholders for the election of the Company’s directors or any other matter, or exercise any rights whatsoever as a shareholder of the Company unless, until and only to the extent such holders become holders of record of Common Shares issued upon settlement of Warrants.

The number of Common Shares for which a Warrant is exercisable, and the Exercise Price, are subject to adjustment from time to time upon the occurrence of certain events, including: (1) stock splits, reverse stock splits or stock dividends to all or substantially all of the holders of Common Shares; (2) any combination or subdivision in respect of Common Shares; or (3) certain special dividends issued to all holders of Common Shares.

The foregoing description of the Warrant Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Warrant Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference in this Item 1.01.

Second Lien Guaranty and Collateral Agreement

On the Closing Date, in connection with the consummation of the Exchange Transaction, the Company and its subsidiaries (the “Grantors”) entered into a Second Lien Guaranty and Collateral Agreement (the “Guaranty and Collateral Agreement”) in favor of Wilmington Trust, National Association, as collateral agent (the “Second Lien Collateral Agent”), for the benefit of the Second Lien Collateral Agent, as collateral agent for the holders of the New Notes, pursuant to which the obligations of the Grantors under the Indenture are secured by the Grantors granting a second priority security interest in all of the collateral described in the Guaranty and Collateral Agreement.

The foregoing description of the Guaranty and Collateral Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Guaranty and Collateral Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated by reference in this Item 1.01.

Third Amendment to Revolving Credit Agreement

As previously disclosed, on April 12, 2017, Ultra Resources, as borrower, entered into a Credit Agreement (as amended prior to the Closing Date, the “RBL Credit Agreement”) with Company and UP Energy Corporation, as parent guarantors, Bank of Montreal, as administrative agent (the “RBL Administrative Agent”), and the other lenders party thereto (collectively, the “RBL Lenders”), providing for a revolving credit facility for an aggregate amount of $400.0 million (the “RBL Facility”).

On the Closing Date, in connection with the consummation of the Exchange Transaction, Ultra Resources and the parent guarantors entered into a Third Amendment to Credit Agreement (the “RBL Amendment”) with the RBL Administrative Agent and the RBL Lenders party thereto. Pursuant to the RBL Amendment, the parties agreed, among other things, to amend the RBL Credit Agreement to permit the issuance of the New Notes and the Exchange Transaction and to revise certain covenants and other provisions of the RBL Credit Agreement, including, but not limited to:

•	increasing collateral coverage from 85% to 95% of total PV-9 of Proven Reserves (as defined in the RBL Credit Agreement);

•	removing the ability to create, invest in and utilize unrestricted subsidiaries; and

•	further limiting the Company’s ability to incur unsecured debt, repay junior debt, and make restricted payments and investments as more thoroughly described in the RBL Amendment.

The Company paid a fee to each consenting RBL Lender equal to 0.25% of such RBL Lender’s commitment under the Credit Agreement. The total fee paid to the RBL Lenders was approximately $0.8 million.

The foregoing description of the RBL Amendment does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the RBL Amendment, which is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated by reference in this Item 1.01.

First Amendment to Senior Secured Term Loan Agreement

As previously disclosed, on April 12, 2017, Ultra Resources, as borrower, entered into a Senior Secured Term Loan Agreement (the “Term Loan Agreement”) with Company and UP Energy Corporation, as parent guarantors, Barclays Bank PLC, as administrative agent (the “Term Loan Administrative Agent”), and the other lenders party thereto (collectively, the “Term Loan Lenders”), providing for senior secured first lien term loan. At September 30, 2018, Ultra Resources had $975.0 million in outstanding borrowings under the Term Loan Agreement, including current maturities.

On the Closing Date, in connection with the consummation of the Exchange Transaction, Ultra Resources and the parent guarantors entered into a First Amendment to Senior Secured Term Loan Agreement (the “Term Loan Amendment”) with the Term Loan Administrative Agent and the Term Loan Lenders party thereto. Pursuant to the Term Loan Amendment, the parties agreed, among other things, to amend the Term Loan Agreement to permit the issuance of the New Notes and the Exchange Transaction, to increase the interest rate payable by 100 basis points, such increase comprising 75 basis points payable in cash and 25 basis points payable in kind, and to revise certain covenants and other provisions of the Term Loan Agreement, including, but not limited to:

•	introducing call protection of 102% until the first anniversary of the Exchange Transaction and 101% until the second anniversary of the Exchange Transaction;

•	introducing additional restrictions on the RBL Facility, including amendments and refinancings of the RBL Facility as more thoroughly described in the Term Loan Amendment;

•	deleting the ability to increase commitments under the Term Loan;

•	increasing collateral coverage from 85% to 95% of total PV-9 of Proven Reserves (as defined in the Term Loan Agreement);

•	removing the ability to create, invest in and utilize unrestricted subsidiaries; and

•	further limiting the Company’s ability to incur unsecured debt, repay junior debt, and make restricted payments and investments as more thoroughly described in the Term Loan Amendment.

The Company paid a fee to each consenting Term Loan Lender equal to 0.60% of such Term Loan Lender’s commitment under the Term Loan Agreement. The total fee paid to the Term Loan Lenders was approximately $5.8 million.

The foregoing description of the Term Loan Amendment does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Term Loan Amendment, which is filed as Exhibit 10.5 to this Current Report on Form 8-K and is incorporated by reference in this Item 1.01.

Intercreditor Agreement

On the Closing Date, in connection with the consummation of the Exchange Transaction, Ultra Resources and the other Grantors, including the Company, entered into a First Lien/Second Lien Intercreditor Agreement (the “Intercreditor Agreement”), with the RBL Administrative Agent, the Term Loan Administrative Agent, and the Second Lien Collateral Agent. The Intercreditor Agreement sets forth agreements relating to collateral priority, among other intercreditor matters, with respect to the Credit Agreement, the Term Loan Agreement, the Indenture and the New Notes.

The foregoing description of the Intercreditor Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Intercreditor Agreement, which is filed as Exhibit 10.6 to this Current Report on Form 8-K and is incorporated by reference in this Item 1.01.

Director Nomination Agreement

On the Closing Date, in connection with the consummation of the Exchange Transaction, the Company and certain of the Supporting Noteholders entered into a Director Nomination Agreement (the “Director Nomination Agreement”), providing for the nomination by the majority of certain Supporting Noteholders (the “Nominating Holders”) of one independent director (a “New Director”) as a member of the Board of Directors of the Company (the “Board”) (i) in the event of a vacancy caused by the resignation of one of certain current members of the Board or (ii) at the Company’s 2019 annual meeting, subject to the approval by the holders of Common Shares of an amendment to the Company’s Articles of Reorganization expanding the size of the Board from seven to eight members.

Nominations of New Directors pursuant to the Director Nomination Agreement are subject to Board approval (not to be unreasonably withheld). The Company also agreed that, in the event a New Director resigns or can no longer serve on the Board due to death, disability or other reasons prior to the expiration of his or her term, the Nominating Holders will have the right to recommend for appointment a replacement director, subject to such candidate meeting certain criteria as set forth in the Director Nomination Agreement.

The Director Nomination Agreement will terminate on the date that the Nominating Holders cease to own at least 50% of the New Notes, or such earlier time that the Nominating Holders elect to terminate.

The foregoing description of the Director Nomination Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Director Nomination Agreement, which is filed as Exhibit 10.7 to this Current Report on Form 8-K and is incorporated by reference in this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The relevant information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The relevant information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02.

Item 7.01.	Regulation FD Disclosure.

On December 26, 2018, the Company issued a press release announcing the consummation of the Exchange Transaction. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

The information contained or incorporated in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K, including Exhibit 99.1 hereto, includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Any statement, including any opinions, forecasts, projections or other statements, other than statements of historical fact, are or may be forward-looking statements. Although the Company believes the expectations reflected in any forward-looking statements herein are reasonable, the Company can give no assurance that such expectations will prove to have been correct and actual results may differ materially from those projected or reflected in such statements. Certain risks and uncertainties inherent in the Company’s business as well as risks and uncertainties related to its operational and financial results are set forth in its filings with the Securities and Exchange Commission (“SEC”), particularly in the section entitled “Risk Factors” included in the Company’s most recent Annual Report on Form 10-K for the most recent fiscal year, its most recent Quarterly Reports on Form 10-Q, and from time to time in other filings made by the Company with the SEC. Some of these risks and uncertainties include, but are not limited to, the Company’s ability to decrease its leverage or fixed charges, increased competition, the timing and extent of changes in prices for oil and gas, particularly in the areas where the Company owns properties, conducts operations, and markets its production, as well as the timing and extent of the Company’s success in discovering, developing, producing and estimating oil and gas reserves, weather and government regulation, and the availability of oil field services, personnel and equipment. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. All forward-looking statements in this Current Report on Form 8-K are qualified in their entirety by these cautionary statements. Except as required by law, the Company undertakes no obligation and does not intend to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Indenture, dated as of December 21, 2018, by and among Ultra Petroleum Corp., Ultra Resources, Inc., the subsidiary guarantors party thereto, and Wilmington Trust, National Association, as trustee.

4.2	First Supplemental Indenture, dated as of December 21, 2018, to Indenture dated as of April 12, 2017, by and among Ultra Petroleum Corp., Ultra Resources, Inc., the subsidiary guarantors party thereto, and Wilmington Trust, National Association, as trustee.

10.1	Exchange Agreement, dated as of December 17, 2018, by and among Ultra Petroleum Corp., Ultra Resources, Inc., certain subsidiary guarantors thereto and certain noteholders.

10.2	Warrant Agreement, dated as of December 21, 2018, by and among Ultra Petroleum Corp., Computershare Inc. and Computershare Trust Company N.A., as warrant agent.

10.3	Second Lien Guaranty and Collateral Agreement, dated as of December 21, 2018, by and among Ultra Petroleum Corp. and the other parties signatory thereto, as grantors, and Wilmington Trust, National Association, as collateral agent for and on behalf of the secured parties.

10.4	Third Amendment to Credit Agreement, dated as of December 21, 2018, among Ultra Resources Inc., as borrower, Bank of Montreal, as administrative agent, and the lenders and other parties party thereto.

10.5	First Amendment to Senior Secured Term Loan Agreement, dated as of December 21, 2018, among Ultra Petroleum Corp. and UP Energy Corporation, as parent guarantor, Ultra Resources Inc., as borrower, Barclays Bank PLC, as administrative agent and the lenders and other parties party thereto.

10.6	First Lien/Second Lien Intercreditor Agreement, dated as of December 21, 2018, by and among Bank of Montreal, as revolving administrative agent and as collateral agent for the senior secured parties, Barclays Bank PLC, as term loan administrative agent, Wilmington Trust, National Association, as the second lien collateral agent for the junior priority parties, Ultra Resources Inc., as borrower, and the other grantors party thereto.

10.7	Director Nomination Agreement, dated as of December 21, 2018, by and among Ultra Petroleum Corp. and the holders of 9.00% Cash / 2.00% PIK Senior Secured Second Lien Notes due 2024 of Ultra Resources, Inc. signatory thereto.

99.1	Press Release of Ultra Petroleum Corp., dated December 26, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 26, 2018

ULTRA PETROLEUM CORP.

By:	/s/ Andrew C. Kidd
Name:	Andrew C. Kidd
Title:	Senior Vice President, General Counsel and Corporate Secretary